Important Notice Regarding the Availability of Materials

INGERSOLL-RAND PLC

Ingersoll Rand

INGERSOLL-RAND PLC
170/175 LAKEVIEW DR.
AIRSIDE BUSINESS PARK
SWORDS, CO. DUBLIN
IRELAND

You are receiving this communication because you hold securities in Ingersoll-Rand plc. Ingersoll-Rand plc has released informational materials regarding its spin-off of its commercial and residential security businesses ("Allegion plc") that are now available for your review ("Spin-off Materials"). **This notice provides instructions on how to access those Spin-off Materials for informational purposes only. It is not a form for voting and presents only an overview of the Spin-off Materials, which contain important information and are available, free of charge, on the Internet or by Mail. We encourage you to access and review closely the Spin-off Materials.**

To effect the spin-off, the ordinary shares of Allegion plc will be distributed on a pro rata basis to the holders of Ingersoll-Rand plc ordinary shares. Following the distribution, which will be effective as of 12:01 a.m., New York City time, on December 1, 2013, Allegion plc will be an independent, publicly traded company. Ingersoll-Rand plc is not soliciting proxy or consent from shareholders in connection with the spin-off.

The Spin-off Materials consist of the Information Statement that Allegion plc has prepared in connection with the spin-off. You may view the materials online at *www.materialnotice.com* and easily request a paper or e-mail copy (see reverse side).

See the reverse side for instructions on how to access materials.

How to Access the Materials

Materials Available to VIEW or RECEIVE:
INFORMATION STATEMENT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.materialnotice.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.materialnotice.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@materialnotice.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS
MATERIALS FOR INFORMATIONAL PURPOSES ONLY

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